SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

June 2, 2004 (May 21, 2004)
Date of Report (Date of earliest event reported)

AVAX TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-29222	13-3575874
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification Number)

9200 Indian Creek Parkway
Suite 200
Overland Park, KS 662109
(Address of principal executive offices)

(913) 693-8491
(Registrant’s telephone number, including area code)

Item 5.   Other Events

        On May 21, 2004, the Company closed a private placement of 10,166,167 shares of common stock at a purchase price of $0.30 per share with six accredited and institutional investors. Gross proceeds to the Company totaled $3.05 million, and net proceeds after offering expenses totaled approximately $2.9 million. In connection with the private placement, the Company also issued to the investors warrants to purchase 1,525,000 shares of common stock at $0.35 per share, and warrants to purchase 1,525,000 shares of common stock at $0.39 per share. The Company intends to use the proceeds for general working capital purposes.

Item 7.  Financial Statements and Exhibits.

        (c)      Exhibits.

        The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Securities Purchase Agreement dated as of May 17, 2004.

10.2	Form of Series 2004A Warrant to Purchase Common Stock.

10.3	Form of Series 2004B Warrant to Purchase Common Stock.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVAX TECHNOLOGIES, INC.
Date: June 2, 2004.	By:	/s/ Richard P. Rainey

	Name:	Richard P. Rainey
	Title:	President